UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

10 RIVERVIEW DRIVE, DANBURY, CT	06810
(Address of principal executive offices	(Zip Code)

(203) 837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with    any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2018, Praxair, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Scott Telesz, Executive Vice President of the Company. Mr. Telesz’s employment with the Company will terminate on May 1, 2018, and he will be entitled to receive the separation benefits provided under the Separation Agreement in lieu of any severance or other separation benefits to which he may otherwise be entitled, subject to his general release of claims becoming effective.

Pursuant to the Separation Agreement, upon his termination Mr. Telesz will be entitled to (1) a lump sum severance payment of $1,288,175; (2) cash payments in an aggregate amount of $257,874 to approximate the value of a pro rata 2018 target annual performance-based variable compensation award, as well as the value of one year of additional participation in the Company’s defined benefit pension program, retirement savings plan and compensation deferral program; and (3) certain other benefits (including financial planning services and standard outplacement services). Each of Mr. Telesz’s outstanding equity awards will be subject to the treatment provided by the applicable award agreement for a termination by action of the Company other than for cause, except that in connection with the Separation Agreement, the award agreement with respect to his 2012 grant of 20,000 restricted stock units (“RSUs”) was amended to provide for accelerated vesting of an additional 5,000 RSUs upon his termination (another 5,000 RSUs will vest upon his termination and the remaining 10,000 RSUs will be forfeited). Under the Separation Agreement, Mr. Telesz reaffirmed his obligations under his Nondisclosure, Nonsolicitation and Noncompetition Agreement with the Company, which sets forth certain restrictive covenants to which Mr. Telesz is subject, including a confidentiality covenant, a two-year non-solicit and a one-year non-compete (reduced from two years in connection with the Separation Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC. Registrant

Date: April 10, 2018	By:	/s/ Anthony M. Pepper
Anthony M. Pepper
Assistant General Counsel & Assistant Secretary